UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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BlackRock Nominates Bader M. Alsaad to Board of Directors

New York, March 14, 2019 – BlackRock, Inc. (NYSE: BLK) today announced that Bader M. Alsaad, former Managing Director of the Kuwait Investment Authority (“KIA”), has been nominated to join its Board of Directors. Mr. Alsaad will be included as a nominee in BlackRock’s 2019 Proxy Statement and, if elected by shareholders, will join the Board as an independent director following the Company’s Annual Meeting on May 23.

“Over the course of his accomplished career, Bader has been a globally respected leader in the investment world as well as a key adviser to some of the world’s leading corporations,” said Laurence D. Fink, BlackRock Chairman and CEO. “As BlackRock seeks to grow our business in new international markets, Bader’s unique experience and perspective will bring valuable diversity of thought and expertise to the Board.”

Sir Deryck Maughan, who has served the Board with distinction since 2006, will not stand for re-election at BlackRock’s 2019 Annual Meeting of Shareholders. “Deryck has been a long-time friend and an invaluable contributor to the Board and to BlackRock over these last 12 years,” said Fink. “His insights and wisdom, drawn from a distinguished international career, have proven instrumental to BlackRock’s growth in new businesses and markets around the world.”

If Mr. Alsaad is elected in May, five new independent directors will have joined BlackRock’s Board over the past two years. This reflects the deliberate evolution of BlackRock’s Board to achieve greater diversity in experience and backgrounds, which will help the Company execute on its long-term growth strategy.

Bader M. Alsaad

Mr. Alsaad has served as a member of the Executive Committee of the Board of Directors of the Kuwait Investment Authority since 2003. He was Managing Director of the KIA from December 2003 until April 2017. Prior to his appointment at KIA, Mr. Alsaad served as the CEO of one of the leading investment companies in Kuwait, The Kuwait Financial Center. Mr. Alsaad is currently a member of the Supervisory Board of Daimler AG, a member of the Global Advisory Council of Bank of America, and a member of the Board of Directors of the Kuwait Fund for Economic Development. He is a founding member of the International Forum of Sovereign Wealth Funds and served as its Chairman and Deputy Chairman from its inception in 2009 until October 2015.

About BlackRock

BlackRock helps investors build better financial futures. As a fiduciary to investors and a leading provider of financial technology, our clients turn to us for the solutions they need when planning for their most important goals. As of December 31, 2018, the firm managed approximately $5.98 trillion in assets on behalf of investors worldwide. For additional information on BlackRock, please visit www.blackrock.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
BlackRock, Inc. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2019 Annual Meeting (the “2019 Proxy Statement”). Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2019 Proxy Statement and other materials to be filed with the SEC in connection with the 2019 Annual Meeting. This information can also be found in the Company’s definitive proxy statement for its 2018 Annual Meeting of Shareholders (the “2018 Proxy Statement”), filed with the SEC on April 13, 2018, or the Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019 (the “Form 10-K”). To the extent holdings of the Company’s securities have changed since the amounts printed in the 2018 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.
SHAREHOLDERS ARE URGED TO READ THE 2019 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2018 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.
Shareholders will be able to obtain, free of charge, copies of the 2019 Proxy Statement (when filed), 2018 Proxy Statement, Form 10-K and any other documents filed or to be filed by the Company with the SEC in connection with the 2019 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.blackrock.com) or by writing to the Company’s Secretary at BlackRock, Inc., 55 East 52nd Street, New York, New York 10055.